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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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
                   UNION BANKSHARES, LTD.                                     UNION BANKSHARES CAPITAL TRUST I
   (Exact name of registrant as specified in its charter)          (Exact name of registrant as specified in its charter)

                          DELAWARE                                                        DELAWARE
  (State or jurisdiction of incorporation or organization)        (State or jurisdiction of incorporation or organization)

                         84-0986148                                                      APPLIED FOR
            (I.R.S. Employer Identification No.)                            (I.R.S. Employer Identification No.)

               1825 LAWRENCE STREET, SUITE 444                                 1825 LAWRENCE STREET, SUITE 444
                   DENVER, COLORADO 80202                                          DENVER, COLORADO 80202
                       (303) 298-5352                                                  (303) 298-5352
(Address and telephone number of principal executive offices)   (Address and telephone number of principal executive offices)
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         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box. |_|



         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|



         Securities to be registered pursuant to Section 12(b) of the Act: None.


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         Securities Act registration statement file number to which this form relates:   333-66153

                                                                                         333-66153-01
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         Securities to be registered pursuant to Section 12(g) of the Act:

            % Cumulative Preferred Securities, $7.60 liquidation amount
          -------------------------------------------------------------
                                (Title of class)

                       Guarantee of Union Bankshares, Ltd.
              with respect to the % Cumulative Preferred Securities
              -----------------------------------------------------
                              (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

                  Incorporated by reference to the sections entitled "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures," "Description of the Guarantee" and "Relationship among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee" in the Registrants' Registration Statement on Form S-2 (File No. 333-66153) filed with the Commission on October 26, 1998, as the same may be amended, and the same sections in the Registrants' Prospectus to be filed pursuant to Rule 424(b) are deemed to be incorporated by reference herein.


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
ITEM 2.           EXHIBITS.
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4.1               Trust Agreement of Union Bankshares Capital Trust I dated as of October 14,
                  1998 (1)
4.2               Form of Amended and Restated Trust Agreement of Union Bankshares Capital
                  Trust I, to be dated                    , 1998 (1)
4.3               Form of Preferred Security Certificate of Union Bankshares Capital Trust I (1)
4.4               Form of Preferred Securities Guarantee Agreement(1)
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(1)               Incorporated by reference to Exhibits 4.4, 4.5, 4.6 and 4.7, respectively, to Amendment No. 2 to the Registration Statement
                  on Form S-2 (File No. 333-66153) filed December 9, 1998.





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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.


                             UNION BANKSHARES, LTD.


Dated:  December 9, 1998                       By:    /s/ Charles R. Harrison
                                                      -----------------------
                                                      Charles R. Harrison
                                                      Chief Executive Officer


                                               UNION BANKSHARES CAPITAL TRUST I


Dated:  December 9, 1998                       By:    /s/ Bruce E. Hall
                                                      -----------------
                                                      Bruce E. Hall
                                                      Administrative Trustee


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